Exhibit 23.1

SCOTT BEGGS & COMPANY, INC.
Certified Public Accountant
304 East Cameron Avenue
Kellogg, Idaho 83837
Phone: (208) 784-1124
Fax: (208) 783-0304

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our Audit report dated August 31, 2001 on the financial statements of Iron Mask Mining Company as of June 30, 2001, for the filing with the attachment to the Form S-8.

/s/ Scott Beggs and Company

Scott Beggs and Company
Certified Public Accountant
Kellogg, Idaho 83837

December 11, 2001